EXHIBIT 4.1
                                   EXHIBIT 4.1
                         INSTRUMENTS DEFINING THE RIGHTS
                              OF SECURITY HOLDERS


A.   Relevant Portions of the Restated Certificate of
Incorporation of Kinark
     Corporation:

     FOURTH: The aggregate number of shares of stock which the Corporation shall have authority to issue is Twelve Million (12,000,000) shares of Common
Stock of a par value of Ten Cents ($.10) per share.

     SIXTH: All of any part of the shares of stock of any class of the
Corporation may be issued and sold, from time to time, by the Corporation, without further action by the stockholders, for such consideration (but in the case of any class of stock having par value, not less than the par value thereof) and on such terms and to such person or persons as may, from time to time, be fixed by the Board of Directors of the Corporation.

     The Board of Directors shall have the power at any time and from time to time (without any action by the stockholders of the Corporation) to create and issue, whether or not in connection with the issue or sale of any shares of stock or bonds, debentures or securities of the Corporation, rights or options entitling the holders thereof to purchase from the Corporation shares of its stock of any class, such rights or options to be evidenced by or in such warrants or other instruments as shall be approved by the Board of Directors.
The terms upon which, the time or times, which may be limited or unlimited in duration, at or within which such rights or options shall be issued shall be such as shall be fixed and stated in the resolution or resolutions adopted by the Board of Directors providing for the creation and issue of such rights or options.

     No stockholder shall be entitled as a matter of right to subscribe for, purchase or receive any shares of the stock or any rights or options of the
Corporation which it may issue or sell, whether out of the number of shares authorized by this Certificate of Incorporation or by amendment thereof, or other proceedings, or out of the shares of the stock of the Corporation acquired by it after the issuance thereof, nor shall any stockholder be entitled as a matter of right to purchase or subscribe for or receive any bonds, debentures or other obligations which the Corporation may issue or sell that shall be convertible into or exchangeable for stock or to which shall be attached or appertain any warrant or warrants or other instrument or instruments that shall confer upon the holder or owner of such obligation the right to subscribe for or purchase from the Corporation any share of its capital stock. All such additional issues of stock, rights, options, or of bonds, debentures or other obligations convertible into or exchangeable for stock or to which warrants shall be attached or appertain or which shall confer upon the holder the right to subscribe for or purchase any shares of stock, may be issued and disposed of by the Board of Directors to such persons, firms, associations and corporations and upon such terms, subject to any provisions of law in regard thereto, as in their absolute discretion they may deem advisable.

     TENTH:  (c)    Regardless of any provision in this or any
other Article or
provision of this Certificate of Incorporation to the contrary, no merger or consolidation between this Corporation and an "Acquirer", as defined in this subparagraph, nor any sale, lease, or exchange (a "transfer" herein) of all or substantially all of the assets of this Corporation or such an Acquirer to the other may be effected unless: (i) two-thirds or more of the whole Board of
Directors of this Corporation shall adopt a resolution approving any such action; and (ii) a meeting of the shareholders of this Corporation is held to act thereon and the votes of holders of voting securities of this Corporation representing not less than two-thirds of the votes entitled to vote thereon shall vote in favor of such action. As used in this subparagraph, the term
"Acquirer" shall mean any person, firm, or corporation other than this
Corporation which is a party or a proposed party to any merger, consolidation, or transfer as described herein, if such person, firm, or corporation or any person, firm, or corporation controlling, controlled by, or under common control with such party, or any group of which such person, firm, or corporation is a member, or any other group acting in concert with such party, owns in the aggregate of record and/or beneficially, directly or indirectly, more than ten percent (10%) of any class of equity security of this
Corporation. As used in this subparagraph, the term "group" includes persons, firms, and corporations acting in concert, whether or not as a formal group, and the term "equity security" means any share of stock or similar voting security convertible, with or without consideration, into such a security, or carrying any warrant to subscribe to or purchase such a security, or any such warrant or right. The foregoing provision is in addition to the requirements of the General Corporation Law of the State of Delaware and may not be amended or repealed without a favorable vote of not less than two-thirds of the holders of the issued and outstanding stock of the Corporation entitled to vote thereon authorizing such amendment or repeal.

     ELEVENTH: Whenever a compromise or arrangement is proposed between this
Corporation and its creditors or any class of them and/or between this
Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said Court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this
Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the Court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     THIRTEENTH: The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon officers, directors and stockholders herein are granted subject to this reservation.

     FOURTEENTH: (a) In addition to any affirmative vote required by law, by this Certificate of Incorporation, or otherwise, and except as expressly provided in paragraph (b) of this Article Fourteenth, approval of any Business
Combination shall require the affirmative vote of at least two-thirds of the outstanding Voting Shares, notwithstanding that no vote may be required or some lesser percentage may be specified by law, agreement, or otherwise.

          (b) Paragraph (a) of this Article Fourteenth shall not apply to a particular Business Combination, if all of the conditions specified in either subparagraphs (1) or (2) below are met:

               (1) The Business Combination has been approved by two-thirds of the whole Board of Directors; or

               (2)  Both of the following conditions are met:

                    (A)  The aggregate amount of cash and the
Fair Market Value
     of consideration other than cash, determined as of the date of the consummation of the Business Combination, to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the highest of the following:

                         (i)       The highest per share price
(including any
          brokerage commissions, transfer taxes and soliciting dealers' fees)
          paid by the Interested Stockholder for any Voting
Shares acquired by
          it (1) within the two-year period immediately prior to the date of the first public announcement of the proposed Business
Combination or
          (2) in the transaction in which it became an Interested
Stockholder,
          whichever is higher;

                         (ii)      The Fair Market Value per
share of Common
          Stock on the date of the first public announcement of the proposed
          Business Combination or on the date on which the Interested
          Stockholder became an Interested Stockholder, whichever is higher;
          and

                         (iii)     The per share book value of
the Common Stock
          as reported at the end of the fiscal quarter immediately preceding the date of the first public announcement of the proposed Business
          Combination; and

                    (B)  The consideration to be received by
holders of Common
     Stock in the Business Combination shall be either all cash or cash and noncash consideration in the same form as previously paid by the
     Interested Stockholder in connection with its acquisition of Beneficial
     Ownership of shares of Common Stock of the Corporation. If the consideration paid for the Common Stock by the Interested
Stockholder
     varied as to form, the form of consideration to be paid in the Business
     Combination shall be either cash or the same type of consideration used to acquire the largest number of shares of Common Stock previously acquired by the Interested Stockholder. The noncash portion, if any, of the consideration to be paid in the Business Combination shall not be greater than the non-cash portion of consideration paid by the Interested
     Stockholder in connection with its acquisition of Beneficial
Ownership of
     the largest number of shares of Common Stock of the Corporation. The value of any non-cash consideration to be paid in the Business Combination shall be determined as of the date of consummation of the Business
     Combination.

                    (C)  For the purpose of this Article
Fourteenth, the
     following terms when capitalized shall the following meanings:

               (1) "Affiliate" shall mean a Person that directly or
     indirectly, or through one or more intermediaries, controls, or is controlled by, or is under common control with the Person including without limitation an officer, director, general partner or beneficial owner of 10% or more of any class of equity securities of such Person or any parent or Subsidiary thereof, and the spouse or other relative who has the same home as such Person.

               (2) "Beneficial Owner" of a Voting Share shall mean a Person and its Affiliates who, directly or indirectly, have:

                    (A)  The power to vote or direct the voting
of a Voting
     Share; or

                    (B) Investment power to dispose of or direct the
     disposition of a Voting Share; or

                    (C)  The right to acquire Beneficial
Ownership of a Voting
     Share within 60 days.

               (3) "Business Combination" shall mean any of the following:

                    (A)  Any merger or consolidation of the
Corporation or any
     subsidiary with or into (i) any Interested Stockholder or
(ii) any other
     corporation which is, or after such merger or consolidation, would be an
     Interested Stockholder or an Affiliate of an Interested
Stockholder; or

                    (B)  Any sale, lease, exchange, mortgage,
pledge, transfer
     or other disposition to or with any Interested Stockholder or any
     Affiliate of any Interested Stockholder of any assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $1,000,000 or more in one transaction or a series of related transactions;
or

                    (C)  The issuance or transfer by the
Corporation or any
     Subsidiary of any securities of the Corporation or any Subsidiary to any
     Interested Stockholder or any Affiliate of any Interested
Stockholder in
     exchange for cash, securities or other property (or a combination thereof)
     having an aggregate Fair Market Value of $1,000,000 or more in one transaction or a series of related transactions; or

                    (D)  The adoption of any plan for the
liquidation or
     dissolution of the Corporation proposed by or on behalf of an Interested
     Stockholder or any Affiliate of any Interested Stockholder;
or

                    (E)  Any reclassification of securities
(including any
     stock split or reverse stock split) or recapitalization of the
     Corporation, or any merger or consolidation of the Corporation with any
     Subsidiary or any similar transaction (whether or not with or into or otherwise involving an Interested Stockholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the
     Corporation or any Subsidiary which is directly or indirectly owned by any
     Interested Stockholder or any Affiliate of any Interested
Stockholder.

               (4) "Fair Market Value" shall mean: (i) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite
     Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock
Exchange, or, if such
     stock is not listed on such Exchange, on the principal
United States
     securities exchange registered under the Securities Exchange
Act of 1934
     on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the
     National Association of Securities Dealers, Inc. Automated
Quotations
     System or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the whole Board of Directors in good faith;
     and (ii) in the case of property other than cash or stock, the fair market value of such property on the date in question as determined in good faith by a majority of the whole Board of Directors.

               (5)  "Interested Stockholder" shall mean any
Person (other than
     the Corporation or any corporation of which a majority of each class of equity securities is owned, directly or indirectly, by the Corporation)
     which, as of the record date for the determination of stockholders entitled to notice of and to vote on a Business Combination, or immediately prior to the consummation of any such transaction;

                    (A)  Is the Beneficial Owner, directly or
indirectly, of
     more than 10% of the Voting Shares; or

                    (B)  Is an Affiliate of the Corporation and
at any time
     within two years prior thereto was the Beneficial Owner, directly or indirectly, of not less than 10% of the then outstanding
Voting Shares; or

                    (C)  Is an assignee of or successor in
interest to any
     shares of capital stock of the Corporation which were at any time within two years prior thereto Beneficially Owned by any Interested
Stockholder,
     and such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

               The number of shares of Voting Shares deemed to be outstanding shall include shares deemed Beneficially Owned by the Interested
     Stockholder, but shall not include any other shares of Voting Shares which may be issuable to other persons pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

               (6)  "Person" shall mean any individual,
corporation,
     partnership or other entity.

               (7) "Subsidiary" shall mean any corporation of which a majority of the outstanding shares of any class of equity securities is owned directly or indirectly by the Corporation.

               (8) "Voting Shares" shall mean all issued and outstanding
     shares of equity securities and all rights to acquire any equity securities which are generally entitled to vote in the election of directors.

          (d) A majority of the whole Board of Directors shall have the power and duty to determine for the purposes of this Article Fourteenth on the basis of information known to them, (1) whether a Person is an Interested
Stockholder, (2) the number of Voting Shares Beneficially Owned by any Person,
(3) whether a Person is an Affiliate of another, (4) whether a Person has the power to vote or dispose of Voting Shares or to direct the voting or disposition of Voting Shares, (5) whether the assets subject to any Business
Combination or the consideration received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has an aggregate Fair Market Value of $1,000,000 or more, or (6) whether a Person has the right to acquire Beneficial Ownership of Voting Shares.

          (e) Nothing contained in this Article Fourteenth shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

          (f) Notwithstanding any other provisions of this Certificate of
Incorporation or the Bylaws of the Corporation (and notwithstanding the fact that a lesser percentage may be specified by law, this Certificate of
Incorporation or the Bylaws of the Corporation), the affirmative vote of the holders of at least two-thirds of the Voting Shares shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article Fourteenth or any provisions thereof.

     FIFTEENTH:  To the fullest extent permitted by the Delaware
General
Corporation Law, as the same exists or may hereafter be amended, a director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. No amendment to or repeal of this Article Fifteenth shall apply to, or have any effect on, the liability or alleged liability of any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

     SIXTEENTH: (a) The Corporation shall indemnify any person who is or was a party (which shall include for purposes of this Article Sixteenth the giving of testimony or similar involvement) or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative (hereinafter a
"proceeding") by reason of the fact that such person was or is an "authorized representative" (as defined below) against expenses (which shall include attorneys' fees), judgments, ERISA excise taxes or penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the
Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).
As used in this Article Sixteenth, the term "authorized representative" shall mean a Director, officer, employee or agent of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

          (b) Expenses incurred by a person in defending a proceeding
(including permissive and compulsory counterclaims and affirmative defenses) brought by reason of the fact that such person is or was an authorized representative shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified under this Article Sixteenth or otherwise. The Corporation shall advance all expenses which the person's defense counsel certifies by an affidavit to the Corporation as being reasonable and incurred in defending a proceeding.

          (c) If a claim under Sections (a) or (b) of this Article Sixteenth is not paid in full by the Corporation within thirty (30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the
Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

          (d) The indemnification and advancement of expenses authorized by this Article Sixteenth shall (i) not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any statute, provision of the Certificate, agreement, vote of stockholders or directors or otherwise, (ii) continue as to a person who has ceased to be an authorized representative, and (iii) inure to the benefit of the heirs, executors and administrators of an authorized representative.

          (e) Each person who shall act as an authorized representative of the
Corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article Sixteenth, and the provisions of this Article Sixteenth shall be deemed a contract between the Corporation and the authorized representative. Any repeal or modification of the provisions of this Article Sixteenth shall not affect any rights or obligations then existing.

          (f) The Corporation may, but shall not be obligated to, purchase and maintain insurance at its expense, to protect itself and any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the
Corporation would have the power to indemnify him against such liability.


B. Relevant provisions of the Amended and Restated Bylaws of Kinark
     Corporation:

                               ARTICLE I
                         Stockholder's Meetings

     SECTION 5. Advance Notice of Stockholder Business. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting business must be (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors,
(b) otherwise properly brought before the meeting by or at the direction of the
Board of Directors, or (c) otherwise properly brought before the annual meeting by a stockholder of record and constitute a proper subject to be brought before such meeting. For business to be properly brought before an annual meeting by a stockholder (other than the election of directors), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. A stockholder's notice to the Secretary shall set forth as to each matter (other than the election of directors) the stockholder proposes to bring before the annual meeting (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (b) the name and record address of the stockholder proposing such business, (c) the class and number of shares of the Corporation which are beneficially owned by the stockholder, (d) a representation that the stockholder is a holder of record of capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the annual meeting to present such business, and (e) any material interest of the stockholder in such business. Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting except in accordance with the procedures set forth in this Section. The Chairman of an annual meeting shall, if the facts warrant, determine and declare to the annual meeting that business was not properly brought before the meeting and in accordance with the provisions of this Section, and if he should so determine, he shall so declare to the annual meeting and any such business not properly brought before the annual meeting shall not be transacted. At any special meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting by or at the direction of the Board of
Directors.

     With respect to stockholder business to be brought before an annual meeting of stockholders (other than a request for inclusion of a proposal in the Corporation's proxy statement pursuant to Rule 14a-8 of the Securities
Exchange Act of 1934, as amended), to be timely, a stockholder's notice must be delivered to or mailed to and received at the principal executive offices of the Corporation, not less than ninety (90) days in advance of such meeting.

     For purposes of this Section, reference to a requirement to deliver notice
to the Corporation a set number of days in advance of an annual meeting shall
mean that such notice must be delivered such number of days in advance of the
first anniversary of the preceding year's annual meeting;
provided, however,
that in the event that the date of the annual meeting is advanced by more than
30 days or delayed more than 60 days from such anniversary,
notice by the
stockholder to be timely must be so delivered not later than the close of
business on the later of the 60th day prior to such annual
meeting or the 10th
day following the day on which notice of such meeting is first given to
stockholders.   For the purposes of this Section, notice of an
annual meeting
shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services,
Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as
amended.

     SECTION 6. Quorum at Stockholders' Meetings. At any meeting of the stockholders, a majority in interest of the capital stock issued and outstanding and entitled to vote thereat represented by stockholders of record in person or by proxy, shall constitute a quorum, but if a quorum is not present, a majority in interest of those present may adjourn any meeting from time to time. When a quorum is present at any meeting, a majority of the number of shares of stock entitled to vote represented thereat shall decide any questions brought before such meeting unless the question is one upon which by express provision of law or of the Corporation's Restated Certificate of
Incorporation or these Bylaws a larger or different vote is required, in which case such express provision shall govern.

     SECTION 7. Proxy and Voting. The term "Certificate" whenever used in these Bylaws shall be deemed to refer to the Restated Certificate of
Incorporation of the Corporation as from time to time amended. Subject to the provisions of Section 3 of Article VIII hereof, the holders of record of the capital stock of the Corporation shall be entitled to one vote for each share thereof so held by them of record. Shares of its own capital stock belonging to the Corporation shall not be voted, directly or indirectly. Stockholders of record entitled to vote may vote at any meeting either in person or by proxy in writing, which shall be filed with the Secretary of the meeting before being voted. Such proxies shall entitle the holders thereof to vote at any adjournment of such meeting. Stockholders entitled to vote may also be represented by a general power of attorney produced at any meeting until it is revoked. No proxy or power of attorney shall be voted after three years from its date, unless said proxy or power of attorney provides for a longer period.

     SECTION 9.  Consent of Stockholders in Lieu of Meeting.

     (a) Any action required to be taken at any annual or special meeting of stockholders of the Corporation, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the
Corporation's registered office shall be made by hand or by certified or registered mail, return receipt requested.

     (b) Every written consent shall bear the date of the signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the date the earliest dated consent is delivered to the Corporation, a written consent or consents signed by a sufficient number of holders to take action are delivered to the Corporation in the manner prescribed in paragraph (e) of this
Section.

     (c) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of
Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of
Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of
Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The
Board of Directors shall promptly, but in all events within ten
(10) days after
the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the
Corporation in accordance with paragraphs (a) and (b) of this Section. If no record date has been fixed by the Board of Directors and prior action by the
Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the date on which the
Board of Directors adopts the resolution taking such prior action.

     (d) Within five (5) business days after receipt of the earliest dated consent delivered to the Corporation in the manner provided in this Section, the Corporation shall retain nationally recognized independent inspectors of election for the purpose of performing a ministerial review of the validity of consents and any revocations thereof. The cost of retaining inspectors of election shall be borne by the Corporation.

     (e) At any time that stockholders soliciting consents in writing to corporate action have a good faith belief that the requisite number of valid and unrevoked consents to authorize or take the action specified has been received by them, the consents shall be delivered by the soliciting stockholders to the Corporation's registered office in the State of Delaware or principal place of business or to the Secretary of the Corporation, together with a certificate stating their belief that the requisite number of valid and unrevoked consents has been received as of a specific date, which date shall be identified in the certificate. In the event that delivery is made to the
Corporation's registered office in Delaware, such delivery shall be made by hand or by certified or registered mail, return receipt requested. Upon receipt of such consents, the Corporation shall cause the consents to be delivered promptly to the inspectors of election. The Corporation also shall deliver promptly to the inspectors of election any revocations of consents in its possession, custody or control as of the time of receipt of the consents.

     (f) As promptly as practicable after the consents and revocations are received by them, the inspectors of election shall issue a preliminary report to the Corporation and the soliciting stockholders stating: (i) the number of shares represented by valid and unrevoked consents; (ii) the number of shares represented by valid revocations, (iii) the number of shares represented by invalid consents; (iv) the number of shares represented by invalid revocations;
(v) the number of shares entitled to submit consents as of the record date; and
(vi) whether, based on their preliminary count, the requisite number of valid and unrevoked consents has been obtained to authorize or take the action specified in the consents. Unless the Corporation and the soliciting stockholders agree to a shorter or longer period, the Corporation and the soliciting stockholders shall have five (5) days to review the consents and revocations and to advise the inspectors and the opposing party in writing as to whether they intend to challenge the preliminary report. If no timely written notice of an intention to challenge the preliminary report is received, the inspectors shall certify the preliminary report (as corrected or modified by virtue of the detection by the inspectors of clerical errors) as their final report and deliver it to the Corporation and the soliciting stockholders. If the Corporation or the soliciting stockholders give written notice of an intention to challenge the preliminary report, a challenge session shall be scheduled by the inspectors as promptly as practicable. A transcript of the challenge session shall be recorded by a certified court reporter. Following completion of the challenge session, the inspectors shall issue as promptly as practicable their final report and deliver it to the Corporation and the soliciting stockholders. A copy of the final report shall be included in the book in which the proceedings of meetings of stockholders are recorded.

     (g) The Corporation shall give prompt notice to the stockholders of the results of any consent solicitation or the taking of corporate action without a meeting by less than unanimous written consent.

     (h) This Section shall in no way impair or diminish the right of any stockholder or director, or any officer whose title to office is contested, to contest the validity of any consent or revocation thereof, or to take any other action with respect thereto.

                                   ARTICLE II
                              Board of Directors

     SECTION 9. Notice of Stockholder Nominees. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as Directors. Nominations of persons for election to the
Board of Directors of the Corporation may be made at a meeting of stockholders by or at the direction of the Board of Directors by any nominating committee or person appointed by the Board of Directors or by any stockholder of the
Corporation entitled to vote for the election of Directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the Board of
Directors, shall be made pursuant to timely notice in writing to the Secretary of the Corporation. Such stockholder's notice shall set forth
(a) as to each
person whom the stockholder proposes to nominate for election or re-election as a Director, (i) the name, age, business address and residence address of such person, (ii) the principal occupation or employment of such person, (iii) the class and number of shares of the Corporation which are beneficially owned by such person, and (iv) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of Directors, or is otherwise required, in each case pursuant to Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a Director if elected); and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, and (ii) the class and number of shares of the Corporation which are beneficially owned by such stockholder. No person shall be eligible for election as a Director of the Corporation unless nominated in accordance with the procedures set forth in this Section. The Chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded.

     With respect to an election to be held at an annual meeting of stockholders, to be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the Corporation, not less than ninety (90) days in advance of such meeting. With respect to an election to be held at a special meeting of stockholders for the election of directors, stockholder's notice shall be given before the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. For purposes of this Section, reference to a requirement to deliver notice to the Corporation a set number of days in advance of an annual meeting shall mean that such notice must be delivered such number of days in advance of the first anniversary of the preceding year's annual meeting;
provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed more than 60 days from such anniversary, notice by the stockholder to be timely must be so delivered not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which notice of such meeting is first given to stockholders. For the purposes of this Section, notice of an annual or special meeting shall be deemed to first be given to stockholders when disclosure of such date is first made in a press release reported by the Dow Jones News Services, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended.

                              ARTICLE VIII
                              Capital Stock

     SECTION 1. Certificates of Stock, Transfer Agents and Registrars. Every stockholder shall be entitled to a certificate or certificates of capital stock of the Corporation in such form as may be prescribed by the Board of Directors, duly numbered and setting forth the number and kind of shares. Each certificate shall be signed by the President or a Vice President and by the
Secretary or an Assistant Secretary, and may have affixed thereto an impression of the corporate seal. Before issue, a record of each certificate shall be entered on the books of the Corporation. The Board of Directors may also appoint one or more Transfer Agents and/or Registrars for its stock of any class or classes and for the transfer and registration of certificates representing the same and may require stock certificates to be countersigned by one or more of them. If certificates of capital stock of the Corporation are signed by a Transfer Agent or by a Registrar, the signatures thereon of the
President or a Vice President and of the Secretary or an Assistant Secretary of the Corporation and the corporate seal may be facsimiles, engraved or printed.
Any provisions of these Bylaws with reference to the signing of stock certificates shall include, in cases above-permitted, such facsimile signatures. If any officer or officers who shall have signed, or whose facsimile signature or signatures shall have been used on, any such certificate or certificates, shall cease to be such officer or officers of the Corporation, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall have been used thereon had not ceased to be such officer or officers of the Corporation. The
Board of Directors may, from time to time, make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

     SECTION 2. Transfers of Stock and Addresses of Stockholders. Shares of stock may be transferred by delivery of the certificate therefor accompanied either by an assignment in writing on the back of the certificate or by a written power of attorney to sell, assign and transfer the same on the books of the Corporation, signed by the person appearing by the certificate to be the owner of the shares represented thereby, and such shares of stock shall be transferable on the books of the Corporation upon surrender thereof so assigned or endorsed. The person registered on the books of the Corporation as the owner of any shares of stock shall exclusively be entitled as the owner of such shares to receive dividends, to vote and to exercise all other rights and privileges as such owner in respect thereof. It shall be the duty of every stockholder to notify the Corporation of his mailing address and of any changes thereto. The latest address furnished by each stockholder shall be entered on the books of the Corporation, and the latest address appearing on such books shall be conclusively deemed to be the mailing address and/or the last known mailing address of such stockholder. If any stockholder shall fail to notify the Corporation of his mailing address, it shall be sufficient to send corporate notices to such stockholder at the address, if any, understood by the
Secretary to be his mailing address.

     SECTION 3. Transfer Books. The Board of Directors shall have power to close the stock transfer books of the Corporation for a period not exceeding sixty (60) days preceding the date of any meeting of stockholders, the date for payment of any dividend, the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or for a period not exceeding sixty (60) days in connection with obtaining the consent of the stockholders for any purpose; provided, however, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date not exceeding sixty (60) days preceding the date of any meeting of stockholders, the date for the payment of any dividend, the date for the allotment of rights, the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend, to any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and such stockholders and only such stockholders as shall be stockholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after such record date is fixed as aforesaid. Except where the transfer books of the Corporation shall have been closed or a date shall have been fixed as the record date for the determination of the stockholders entitled to vote, as hereinbefore provided, no share of stock shall be voted at any election for
Directors which shall have been transferred on the books of the Corporation within twenty (20) days next preceding such election of Directors.

                                   ARTICLE X
                         Indemnification and Insurance

     SECTION 1. Right to Indemnification. The Corporation shall indemnify any person who is or was a party (which shall include for purposes of this Article
X the giving of testimony or similar involvement) or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative, or investigative
(hereinafter a "proceeding") by reason of the fact that such person was or is an "authorized representative" (as defined below) against expenses (which shall include attorneys' fees), judgments, ERISA excise taxes or penalties, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding to the fullest extent permitted under the
Delaware General Corporation Law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).
As used in this Article X, the term "authorized representative" shall mean a
Director, officer, employee or agent of the Corporation, or a person serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans.

     SECTION 2. Advancing Expenses. Expenses incurred by a person in defending a proceeding (including permissive and compulsory counterclaims and affirmative defenses) brought by reason of the fact that such person is or was an authorized representative shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such person to repay such amount if it shall be ultimately determined that such person is not entitled to be indemnified under this
Article X or
otherwise. The Corporation shall advance all expenses which the person's defense counsel certifies by an affidavit to the Corporation as being reasonable and incurred in defending a proceeding.

     SECTION 3. Right of Claimant to Bring Suit. If a claim under Sections 1 or 2 of this Article X is not paid in full by the Corporation within thirty
(30) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under the Delaware General Corporation Law for the
Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation.

     SECTION 4. Scope of Article. The indemnification and advancement of expenses authorized by this Article X shall (i) not be deemed exclusive of any other rights to which those seeking indemnification and advancement of expenses may be entitled under any statute, provision of the Certificate, agreement, vote of stockholders or directors or otherwise, (ii) continue as to a person who has ceased to be an authorized representative, and (iii) inure to the benefit of the heirs, executors and administrators of an authorized representative.

     SECTION 5. Reliance on Provisions. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon the rights of indemnification and advancement of expenses provided by this Article X, and the provisions of this Article X shall be deemed a contract between the Corporation and the authorized representative.
Any repeal or modification of the provisions of this Article X shall not affect any rights or obligations then existing.

     SECTION 6. Insurance. The Corporation may, but shall not be obligated to, purchase and maintain insurance at its expense, to protect itself and any person who is or was an authorized representative against any liability asserted against him in such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability.